SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              ------------------


                                    FORM T-1

             Statement of Eligibility and Qualification Under the
                 Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee




                        FIRST TRUST NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in Its Charter)

United States                                      91-1587893
(State of Incorporation)               (I.R.S. Employer Identification No.)

601 Union Street, Suite 2120
Seattle, WA                                          98101
(Address of Principal Executive Offices)          (Zip Code)




                              UNITED GROCERS, INC.
               (Exact Name of Obligor as Specified in Its Charter)

        Oregon                                     93-0301970
(State of Incorporation)               (I.R.S. Employer Identification No.)

6433 S.E. Lake Road
Milwaukie, Oregon                                    97222
(Address of Principal Executive Office            (Zip Code)



                            CAPITAL INVESTMENT NOTES
                     (Title of the Indenture Securities)


1. General Information. Furnish the following information as to the Trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

           Comptroller of the Currency, Washington DC 20521

     (b)   Whether it is authorized to exercise corporate trust powers.

           Yes

2. Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None

     See Note following Item 16.

     Items 3 - 15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.


16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from a previous registration. Reference Registration:
Summit Securities, Inc., filed December 1996.

     1. Articles of Association of First Trust National Association.

     2. Certificate of Authority of First Trust National Association to Commence Business.

     3. Authorization of the Trustee to exercise corporate trust powers.

     4. Bylaws of First Trust National Association.

     5. Copy of each Indenture referred to in Item 4. Not Applicable.

     6. Consents of First Trust National Association required by Section 321(b) of the Act.

     7. Latest Report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.






                                      NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Trust National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Portland, and State of Oregon, on the 17th day of January, 1997.


                                   FIRST TRUST NATIONAL ASSOCIATION
 [SEAL]

                                         /s/ LINDA A. MCCONKEY

                                         Linda A. McConkey
                                         Assistant Vice President




/s/ LAWRENCE J. BELL

Lawrence J. Bell
Assistant Secretary

                             CONSENT OF THE TRUSTEE


Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by United Grocers, Inc. of Capital Investment Notes, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                        FIRST TRUST NATIONAL ASSOCIATION



                                          /s/ LINDA A. MCCONKEY

                                          Linda A. McConkey
                                          Assistant Vice President




Dated:  January 17, 1997